S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2007 (Dollars in thousands, except per share data)					Page 1 of 3
	2006				2007
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Interest Income	$47,884	$50,957	$53,028	$52,833	$52,934
Interest Expense	19,810	22,830	24,186	24,758	24,725
Net Interest Income	28,074	28,127	28,842	28,075	28,209
Taxable Equivalent Adjustment	1,068	1,117	1,146	1,173	1,186
Net Interest Income (FTE)	29,142	29,244	29,988	29,248	29,395

Provision For Loan Losses	1,500	5,700	1,352	828	2,178
Net Interest Income After Provisions (FTE)	27,642	23,544	28,636	28,420	27,217

Security Gains, Net	1,809	1,244	1,210	1,218	1,656

Service Charges and Fees	2,452	2,657	2,666	2,637	2,343
Wealth Management	2,223	2,058	1,854	1,726	1,855
Insurance	1,738	1,572	1,759	1,569	1,894
Other	2,261	2,803	2,432	2,502	2,424

Total Noninterest Income	8,674	9,090	8,711	8,434	8,516

Salaries and Employee Benefits	9,512	9,004	8,618	10,467	9,934
Occupancy and Equip. Expense, Net	2,087	1,962	2,194	2,155	2,261
Data Processing Expense	1,164	1,249	1,186	1,253	1,234
FDIC Expense	75	75	77	75	76
Other	4,101	4,983	4,264	4,777	4,084

Total Noninterest Expense	16,939	17,273	16,339	18,727	17,589

Income Before Taxes	21,186	16,605	22,218	19,345	19,800
Taxable Equivalent Adjustment	1,068	1,117	1,146	1,173	1,186
Applicable Income Taxes	5,881	4,251	6,408	4,973	5,316

Net Income	$14,237	$11,237	$14,664	$13,199	$13,298

Per Common Share Data:
Shares Outstanding at End of Period	26,083,980	25,690,880	25,303,774	25,361,274	24,897,787
Average Shares Outstanding - Diluted	26,448,765	26,038,892	25,753,722	25,530,984	25,389,584
Net Income - Diluted	$0.54	$0.43	$0.57	$0.52	$0.52
Dividends Declared	$0.29	$0.29	$0.29	$0.30	$0.30
Book Value	$13.41	$13.14	$13.24	$13.37	$13.16
Market Value	$36.58	$33.23	$32.50	$34.67	$33.04

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2007 (Dollars in thousands)					Page 2 of 3
	2006				2007
Asset Quality Data	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Nonaccrual Loans and Nonperforming Loans	$13,063	$21,824	$15,058	$19,852	$19,854
Assets acquired through foreclosure
or repossession	3,084	2,725	2,633	523	606
Nonperforming Assets	16,147	24,549	17,691	20,375	20,460
Allowance for Loan Losses	37,402	38,575	32,717	33,220	35,319
Nonperforming Loans / Loans	0.51%	0.83%	0.58%	0.74%	0.73%
Allowance for Loan Losses / Loans	1.47%	1.47%	1.25%	1.25%	1.29%
Allowance for Loan Losses /
Nonperforming Loans	286%	177%	217%	167%	178%
Net Loan Charge-offs	670	4,528	7,210	324	78
Net Loan Charge-offs (annualized)/
Average Loans	0.11%	0.70%	1.09%	0.05%	0.01%

Balance Sheet (Period-End)

Assets	$3,250,246	$3,301,896	$3,278,710	$3,338,543	$3,376,560
Earning Assets	3,031,270	3,079,808	3,048,744	3,108,898	3,146,934
Securities	482,453	455,367	431,490	442,607	412,384
Loans, Gross	2,548,817	2,624,441	2,617,254	2,666,291	2,734,550
Total Deposits	2,470,151	2,496,909	2,536,092	2,565,306	2,576,887
Non-Interest Bearing Deposits	417,315	442,203	429,547	448,453	445,176
NOW, Money Market & Savings	1,136,810	1,169,278	1,201,254	1,195,640	1,209,702
CD's $100,000 and over	200,055	203,966	249,070	261,646	259,390
Other Time Deposits	715,972	681,462	656,221	659,567	662,619
Short-term borrowings	204,487	234,232	162,351	188,021	169,552
Long-term Debt	171,635	186,427	186,217	196,941	246,715
Shareholder's Equity	349,896	337,598	335,011	339,051	327,710

Balance Sheet (Daily Averages)

Assets	$3,205,843	$3,282,972	$3,285,807	$3,270,151	$3,328,405
Earning Assets	2,999,871	3,070,286	3,070,573	3,055,082	3,108,328
Securities	485,935	469,472	453,128	428,556	420,645
Loans, Gross	2,513,936	2,600,814	2,617,445	2,619,029	2,687,564
Deposits	2,424,946	2,494,841	2,518,761	2,572,123	2,550,819
Shareholder's Equity	356,341	346,351	343,176	342,303	339,168

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2007 (Dollars in thousands, except per share data)					Page 3 of 3
	2006				2007
Profitability Ratios (annualized)	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Return on Average Assets	1.80%	1.37%	1.77%	1.60%	1.62%
Return on Average Shareholder's Equity	16.20%	13.01%	16.95%	15.30%	15.90%
Yield on Earning Assets (FTE)	6.62%	6.81%	7.00%	7.02%	7.06%
Cost of Interest Bearing Funds	3.37%	3.71%	3.90%	4.01%	4.00%
Net Interest Margin (FTE)(4)	3.94%	3.82%	3.87%	3.80%	3.84%
Efficiency Ratio (FTE)(1)	44.79%	45.06%	42.22%	49.70%	46.40%

Capitalization Ratios

Dividends Paid to Net Income	53.53%	67.41%	50.81%	56.06%	57.21%
Shareholder's Equity to Assets (Period End)	10.77%	10.22%	10.22%	10.16%	9.71%
Leverage Ratio (2)	9.28%	8.75%	8.57%	8.84%	8.38%
Risk Based Capital - Tier I (3)	10.30%	9.78%	9.65%	9.68%	9.23%
Risk Based Capital - Tier II (3)	11.86%	11.32%	11.94%	11.93%	11.45%

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter-to-date average earning assets.